EXHIBIT 99.1

Contact:
ClearOne Communications, Inc.
Greg LeClaire
(801) 975-7200

CLEARONE REPORTS FISCAL 2008 THIRD QUARTER FINANCIAL RESULTS

Salt Lake City, UT – April 29, 2008 – ClearOne Communications, Inc. (NASDAQ: CLRO) today reported financial results for the third quarter of fiscal 2008 ended March 31, 2008.

For the fiscal 2008 third quarter, revenue decreased slightly to $9.2 million from $9.4 million in the same quarter of last year.  Gross profit grew 11% to $5.7 million, or 62% of revenue, from $5.2 million, or 55% of revenue, for the prior year period.  Operating income rose to $1.2 million from $550,000 in the same quarter last year.  Income from continuing operations was $1.1 million, or $0.10 per diluted share, compared with $960,000 or $0.09 per diluted share, a year ago.  Net income was $1.1 million, or $0.10 per diluted share, which includes approximately $300,000 of costs accrued for a contingent liability.  This compares to net income in the third quarter of fiscal 2007 of $1.2 million, or $0.11 per diluted share, which includes income from discontinued operations of $263,000, or $0.02 per diluted share.

Under a share repurchase plan announced in August 2007, the company purchased approximately 344,000 shares of its common stock for $1.7 million during the fiscal 2008 third quarter.

“Revenue decreased slightly due to lower sales of professional and premium audio products partially offset by increased sales of our tabletop and personal conferencing products,” said Zee Hakimoglu, president, chief executive officer and chairman of ClearOne.  “Despite the slight revenue decline, we realized higher gross profit primarily as a result of the company reducing its reserve for inventory obsolescence due to increased sales of our tabletop conferencing products.”

For the first nine months of fiscal 2008, revenue increased to $29.4 million from $28.9 million in the same period of fiscal 2007.  Gross profit grew to $17.2 million from $15.5 million for the prior year period.  Operating income rose to $2.0 million from $1.8 million in the same period last year.  Income from continuing operations was $1.9 million, or $0.18 per diluted share, compared with income from continuing operations for the prior year period of $2.7 million, or $0.23 per diluted share.  Net income was $1.9 million, or $0.18 per diluted share, which includes the establishment of a $2.2 million accrual for a contingent liability associated with the advancement of funds related to indemnification agreements with two former officers.  The company accrued $1.8 million in its first quarter and an additional $400,000 in the subsequent two quarters of fiscal 2008, representing the probable amount that as of the date of the financial statements could be reasonably estimated of its liability, through trial.  The company has been advised that the trial date will be moved to either September or December of 2008.  This compares to net income in the prior year period of $3.0 million, or $0.25 per diluted share, which includes income from discontinued operations of $304,000, or $0.03 per diluted share.

As of March 31, 2008, ClearOne has reclassified its entire balance of auction rate securities (ARSs), $12.25 million, from short-term to long-term securities following failed auctions occurring since February 2008.  The company continues to hold these securities and the issuers are paying interest at the maximum contractual rate.  Based on current credit market conditions, it is likely that future auctions related to these securities will be unsuccessful in the near term.  ClearOne determined there was a decline in the fair value of its ARS investments of $764,000, which, in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, and related guidance issued by FASB and the SEC, was deemed temporary and recognized as an unrealized loss in the other comprehensive income section of the Company’s income statement. ClearOne believes that the underlying securities or collateral have not been affected and any lack of liquidity in its ARSs will not impact its ability to fund its operations.

About ClearOne
ClearOne is a communications solutions company that develops and sells audio conferencing systems and other related products for audio, video, and web conferencing applications.  The reliability, flexibility, and performance of ClearOne’s comprehensive solutions create a natural communications environment, which saves organizations time and money by enabling more effective and efficient communication.  For more information, visit ClearOne’s website at www.clearone.com.

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated.  Such forward-looking statements, including statements regarding the company’s ability to successfully commercialize newer products and enter new markets, are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements.  Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.

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FINANCIAL TABLES FOLLOW

CLEARONE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of dollars, except per share amounts)

	(unaudited)	(audited)
	March 31,	June 30,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$8,566	$2,782
Marketable securities	821	19,871
Accounts receivable, net of allowance for doubtful accounts	7,005	8,025
of $60 and $54, respectively
Deposit, Bond for Preliminary Injunction	908	0
Note Receivable	85	163
Inventories, net	7,318	7,263
Income tax receivable	8	0
Deferred income taxes	203	0
Prepaid expenses	485	213
Total current assets	25,399	38,317

Long-term Securities	11,486	0
Property and equipment, net	2,678	2,694
Intangible Assets, net	49	0
Note Receiveable - long-term	0	43
Other assets	9	9
Total assets	$39,621	$41,063

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,924	$1,745
Accrued taxes	0	660
Accrued liabilities	2,372	1,874
Deferred product revenue	4,206	4,872
Total current liabilities	8,502	9,151

Deferred rent	739	855
Deferred income taxes, net	203	0
Other long-term liabilities	1,040	619
Total liabilities	10,484	10,625

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized,
10,444,810 and 10,861,920 shares issued and outstanding, respectively	10	11
Additional paid-in capital	45,422	47,582
Accumulated other comprehensive loss	(764)	0
Accumulated deficit	(15,531)	(17,155)
Total shareholders' equity	29,137	30,438
Total liabilities and shareholders' equity	$39,621	$41,063

CLEARONE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands of dollars, except per share amounts)

	Three Months Ended				Nine Months Ended
	March 31,		March 31,		March 31,		March 31,
	2008		2007		2008		2007
		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Product Revenue:	$9,163	100%	$9,355	100%	$29,393	100%	$28,873	100%

Cost of goods sold	3,439	38%	4,190	45%	12,153	41%	13,366	46%
Gross profit	5,724	62%	5,165	55%	17,240	59%	15,507	54%

Operating expenses:
Sales & Marketing	1,640	18%	2,004	21%	4,820	16%	5,711	20%
General & administrative	1,183	13%	763	8%	5,276	18%	2,260	8%
Research and product development	1,701	19%	1,848	20%	5,134	17%	5,782	20%
Total operating expenses	4,524	49%	4,615	49%	15,230	52%	13,753	48%

Operating income	1,200	13%	550	6%	2,010	7%	1,754	6%

Other income, net:	196	2%	577	6%	848	3%	1,229	4%

Income from continuing operations before income taxes	1,396	15%	1,127	12%	2,858	10%	2,983	10%
(Provision) for income taxes	(335)	-4%	(167)	-2%	(955)	-3%	(303)	-1%
Income from continuing operations	1,061	12%	960	10%	1,903	6%	2,680	9%

Income from discontinued operations:	-	0%	263	3%	16	0%	304	1%

Net income	$1,061	12%	$1,223	13%	$1,919	7%	$2,984	10%

	Three Months Ended				Nine Months Ended
	March 31,		March 31,		March 31,		March 31,
	2008		2007		2008		2007

Diluted earnings per common share from continuing operations	$0.10		$0.09		$0.18		$0.23

Diluted earnings per common share from discontinued operations	$-		$0.02		$-		$0.03

Diluted earnings per common share	$0.10		$0.11		$0.18		$0.25

Basic weighted average shares	10,651,352		10,994,607		10,818,205		11,705,853
Diluted weighted average shares	10,747,317		11,101,791		10,921,932		11,770,145

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